 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2016
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03     Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 26, 2016, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), filed a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a ratio of one-for-twenty (the “Reverse Stock Split”).

The Certificate of Amendment provides that the Reverse Stock Split became effective as of 5:00 p.m. Eastern Time on June 1, 2016 (the “Effective Time”), at which time every twenty shares of the Company’s issued and outstanding Common Stock were automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. The Certificate of Amendment provides that in the event a stockholder would otherwise be entitled to receive a fraction of a share of Common Stock, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.

Following the Reverse Stock Split, the Company has approximately 17 million shares of Common Stock issued and outstanding. The number of authorized shares of the Company’s Common Stock remains at 450 million. The number of shares of the Company’s Series A, E, F and G preferred stock outstanding was not affected by the Reverse Stock Split. However, the number of shares of Common Stock into which each outstanding share of Series A, E, F and G preferred stock is convertible will be adjusted proportionately as a result of the Reverse Stock Split. All outstanding RSUs, stock options, warrants and rights to purchase shares of Common Stock will be adjusted proportionately.

Trading of the Company’s Common Stock continued on the OTCQB Venture Marketplace on a split-adjusted basis on June 2, 2016. The Company's Common Stock will temporarily trade under the symbol "ASTID," with a "D" added for 20 trading days to signify that the Reverse Stock Split has occurred.  After 20 trading days, the trading symbol will revert back to ASTI. The new CUSIP number for the Common Stock following the Reverse Stock Split is 043635408.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

At the Company’s 2015 Annual Meeting of Stockholders, the Company’s stockholders approved a reverse stock split of the Common Stock at a ratio ranging from one-for-five to one-for-twenty, with such ratio to be determined by the Company’s Board of Directors in its discretion without further approval from the Company’s stockholders. The Board of Directors of the Company subsequently authorized proceeding with the Reverse Stock Split at a ratio of one-for-twenty.

Item 9.01     Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated May 26, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

June 2, 2016	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, dated May 26, 2016.